                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          MICROTEL INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               2040 Fortune Drive
                           San Jose, California 95131
                         (address of principal executive
                           office including zip code)

          Delaware                                              77-022621
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          Microtel International, Inc.
                      Employee Stock and Stock Option Plan
                              (full title of plan)

                              --------------------

                                 Mr. Daniel Dror
                                    President
                          2040 Fortune Drive, Suite 102
                              San Jose, California
                                 (408) 435-8520
            (Name, address and telephone number of agent for service)

                                 With Copies To:

                             Felice F. Mischel, Esq.
                             Gregory Sichenzia, Esq.
                     Schneck Weltman Hashmall & Mischel LLP
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 956-1500

                                ----------------

                         CALCULATION OF REGISTRATION FEE

Title of                               Proposed       Proposed
Each Class                             Maximum        Maximum       Proposed
of Securities         Amount of        Offering       Aggregate     Amount of
To Be                 Shares To Be     Price Per      Offering      Registration
Registered            Registered(1)    Security(1)    Price(1)      Fee
- ------------------    -------------    -----------    ----------    ------------
Common Stock          520,000(1)       $3.25          $1,690,000    $582.76
(par value $.0033)

     (1) Estimated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Stock Market on September 17, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1. Plan Information.

     (a) 1. The Name of the Plan is the Microtel International, Inc. Employee Stock and Stock Option Plan.

         2. The purpose of the Plan is to attract and retain highly qualified employees and consultants to the Company

         3. The Plan is not subject to the provisions of ERISA

         4. Participants may receive additional information about the Plan from Barry Reifler, Chief Financial Officer, Microtel International, Inc., 2040 Fortune Drive, San Jose California 95131. Telephone number (408) 435-8520.

     (b) 1. The securities offered pursuant to the Plan consist of Common Stock, par value $.0033 per share and Options of varying expirations to purchase Common Stock. There are a total of 520,000 (on a one- for-five post-split basis effective on August 29, 1996) Options or shares of Common Stock available for grant under the Plan.

     (c). Employees and consultants may participate in this Plan at the discretion of the Board of Directors.

     (d)-(h) Not Applicable

Item 2. Registrant Information and Employee Plan Annual Information.

     Not Applicable

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (1) Form 10-K of Microtel International, Inc. for the period ended December 31, 1995, Commission File number 1-10346.

     (2) Form 10-Q of Microtel International, Inc. for the period ended March 31, 1996, Commission File number 1-10346.

     (3) Form 10-Q of Microtel International, Inc. for the period ended June 30, 1996, Commission File number 1-10346.

All documents subsequently filed by the Company pursuant to Sections 12(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities registered hereby is being passed upon for the Company by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York 10019.

Item 6. Indemnification of Directors and Officers.

     Article 7 of the Company's Amended and Restated Certificate of Incorporation provides to the extent permitted by Delaware Corporate law, as the same may be amended, a director of the Corporation shall not be liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty of a director.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

      4.1  Microtel International, Inc. Employee Stock and Stock Option Plan.
      5.1  Opinion of Counsel.
     23.1  Consent of Independent BDO Seidman, LLP
     23.2  Consent of Deloitte & Touche LLP
     23.3  Consent of Counsel (included in Exhibit 5.1)
     24.1  Power of Attorney (contained on the signature page).

Item 9. Undertakings.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability the under Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that this is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration;

             iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities that at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 23, 1996.

MICROTEL INTERNATIONAL, INC.

By: /s/ DANIEL DROR              By: /s/ BARRY E. REIFLER
    Daniel Dror                      Barry E. Reifler
    Chairman of the Board and        Chief Financial Officer
    Chief Executive Officer          (Principal Financial or Accounting Officer)

                                POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Dror and Barry Reifler, jointly and severally, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or agent or substitute lawfully does or causes to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature              Capacity in Which Signed             Date
- ---------              ------------------------             ----
/s/ DANIEL DROR        Chairman of the Board of Directors   September 23, 1996
Daniel Dror

/s/ HENRY MOURAD       President and Director               September 23, 1996
Henry A. Mourad        of the Company

____________________   Director
William Lewisham

/s/ BARRY E. REIFLER   Chief Financial Officer              September 23, 1996
Barry E. Reifler       and Secretary (Principal Accounting
                       and Financial Officer)

/s/ JACK TALAN         Director                             September 23, 1996
Jack Talan